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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus, "Auditors and Counsel" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated January 9, 1998 on Cowen Income + Growth Fund, Inc. in this Registration Statement (Form N-1A No. 33-5676).


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

New York, New York
March 27, 1998